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                                                                      Exhibit 21

                                  SUBSIDIARIES
                                       OF
                          MARINE TRANSPORT CORPORATION

DELAWARE SUBSIDIARIES:

Hanover Marine Carriers, Inc.
Harlink Corp.
Intrepid Ship Management, Inc.
Marine Alaska, Inc.
Marine Barge Company
Marine Car Carriers, Inc.
Marine Chemical Carriers Corporation
Marine Chemical Trading, Inc.
Marine Chemical Navigation Corporation
Marine Navigation Company, Inc.
Marine Navigation Sulphur Carriers, Inc.
Marine Personnel & Provisioning, Inc.
Marine Purchasing Corporation
Marine Sulphur Shipping Corporation
Marine Technical Services Corporation
Marine Transport Lines, Inc.
Marine Transport Management, Inc.
MTL Petrolink, Corp.
Nuelink Corp.
Offshore Marine Services, Inc.
OMI Challenger Transport, Inc.
Oswego Shipping Corporation
Patriot Transport, Inc.
Rover Transport, Inc.

LIBERIAN SUBSIDIARIES:

Oswego Chemical Carriers Corporation
Oswego Corporation
Oswego Shipbuilding Corporation

MARSHALLL ISLANDS SUBSIDIARY:

Marine Car Carriers, Inc. (MI)

NEW YORK:

Courier Transport Inc.

TEXAS:

OMIP Inc.